UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion by The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear” or the “Company”), of the previously announced acquisition of Cooper Tire & Rubber Company, a Delaware corporation (“Cooper Tire”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 22, 2021 (the “Merger Agreement”), by and among the Company, Vulcan Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Goodyear (“Merger Sub”), and Cooper Tire, on June 7, 2021 (the “Closing Date”), Merger Sub merged with and into Cooper Tire, with Cooper Tire surviving the merger and becoming a wholly owned subsidiary of Goodyear (the “Merger”). As a result of the Merger, Cooper Tire, along with its subsidiaries, became subsidiaries of Goodyear.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed the Merger. Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Cooper Tire, with par value of $1.00 per share (“Cooper Tire Common Stock”), issued and outstanding immediately prior to the Effective Time (other than Cooper Tire Common Stock (x) held in the treasury of Cooper Tire, (y) owned by Goodyear, Merger Sub, Cooper Tire or any of their respective direct or indirect wholly owned subsidiaries or (z) held by stockholders who have properly exercised their appraisal rights under Delaware law and Cooper Tire stock options, performance share units and restricted share units) was converted into the right to receive (i) $41.75 in cash, without interest, and (ii) 0.907 of a share of validly issued, fully paid and non-assessable common stock of Goodyear, without par value (“Goodyear Common Stock”), as well as cash in lieu of any fractional shares of Goodyear Common Stock (collectively, the “Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding and unexercised option to purchase shares of Cooper Tire Common Stock (“Cooper Tire Stock Option”), whether vested or unvested, was converted into the right to receive an amount of cash equal to the product of (i) the total number of shares of Cooper Tire Common Stock subject to such Cooper Tire Stock Option and (ii) the excess, if any, of (A) the sum of (1) $41.75 plus (2) the product obtained by multiplying 0.907 by the Parent Closing Price (defined below) (the sum of (1) and (2), the “Per Share Cash Equivalent”) over (B) the applicable exercise price per share of Cooper Tire Common Stock set forth in such Cooper Tire Stock Option, less any required withholding taxes.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding Cooper Tire performance stock unit that has been notionally earned for measurement periods completed prior to the Effective Time but not yet settled was converted into the right to receive the Merger Consideration, less any required withholding taxes, in respect of the number of shares of Cooper Tire Common Stock determined based on actual achievement of the applicable performance goals for such measurement periods.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding non-earned Cooper Tire performance stock unit for a measurement period that had begun and was not complete as of the Effective Time was converted into the right to receive the Merger Consideration, less any required withholding taxes, in respect of the number of shares of Cooper Tire Common Stock determined as if the applicable performance goals had been achieved for such measurement period at the target level of performance, prorated for the number of days between the commencement of the applicable measurement period and the Effective Time as compared to the number of days in the entire measurement period.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding Cooper Tire restricted stock unit was converted into the right to receive the Merger Consideration, less any required withholding taxes, in respect of the total number of shares of Cooper Tire Common Stock underlying such stock unit award.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding Cooper Tire performance cash unit that has been notionally earned for measurement periods completed prior to the Effective Time but not yet settled was converted into the right to receive an amount in cash, less any required withholding taxes, equal to the product of (i) the number of Cooper Tire performance cash units determined based on actual achievement of the applicable performance goals for such measurement periods and (ii) $1.00.

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding non-earned Cooper Tire performance cash unit for a measurement period that had begun and was not complete as of the Effective Time was converted into the right to receive an amount in cash, less any required withholding taxes, equal to the product of (i) the number of Cooper Tire performance cash units determined as if the applicable performance goals had been achieved for such measurement period at the target level of performance, prorated for the number of days between the commencement of the applicable measurement period and the Effective Time as compared to the number of days in the entire measurement period, and (ii) $1.00.

Pursuant to the Merger Agreement, as of the Effective Time, all account balances, whether or not vested, that provide for the deferral of compensation and represent amounts notionally invested in a number of shares of Cooper Tire Common Stock or otherwise provide for distributions or benefits that are calculated based on the value of a share of Cooper Tire Common Stock were converted into a right to have allocated to the holder’s account under such deferred compensation plan an amount denominated in cash equal to the product of (i) the number of shares of Cooper Tire Common Stock deemed invested under or otherwise referenced by such account as of the Effective Time and (ii) the Per Share Cash Equivalent.

For purposes of converting the Cooper Tire equity awards, the “Parent Closing Price” means the volume weighted average price per share of Goodyear Common Stock for the 10 consecutive trading days ending two trading days prior to the Closing Date as reported by Bloomberg, L.P.

In connection with the Merger, the Company paid approximately $2.1 billion in cash and issued approximately 46 million shares of Goodyear Common Stock in the aggregate as the Merger Consideration. Following the signing of the Merger Agreement, Cooper Tire funded approximately $59 million in cash into a rabbi trust for the benefit of the directors, executive officers and certain other employees of Cooper Tire pursuant to pre-existing contractual commitments. In connection with the closing of the Merger, Cooper Tire funded an additional approximately $4.1 million in cash into such rabbi trust for the benefit of such individuals. The funds contributed to the rabbi trust will be used to satisfy such contractual commitments upon or following the Closing Date.

The Company financed the Merger with (i) available cash, (ii) the approximately $1,435,500,000 net proceeds from the previously announced sale of its senior unsecured notes, consisting of $850,000,000 5.000% Senior Notes due 2029 and $600,000,000 5.250% Senior Notes due 2031 and (iii) additional borrowings under its revolving credit facility.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Goodyear’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2021, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Cooper Tire 7.625% Notes Due 2027

Following the completion of the Merger, there will remain outstanding $116,880,000 aggregate principal amount of Cooper Tire’s 7.625% senior unsecured notes due 2027 (the “Cooper Tire Notes”). The Cooper Tire Notes were issued pursuant to an indenture (the “Indenture”) dated as of March 17, 1997 between Cooper Tire and The Bank of New York Mellon (originally the “Chase Manhattan Bank”), as trustee (the “Trustee”). Interest on the Cooper Tire Notes is payable semi-annually on September 15 and March 15 until the Cooper Tire Notes’ maturity on March 15, 2027. The Cooper Tire Notes are not redeemable prior to maturity.

The terms of the Indenture, among other things, limit the ability of Cooper Tire and certain of its subsidiaries to (i) incur certain liens, (ii) enter into certain sale/leaseback transactions and (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of covenants or other agreements in the Indenture, defaults in failure to pay certain other indebtedness, and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Cooper Tire Notes may declare the principal of and accrued but unpaid interest on all of the Cooper Tire Notes to be due and payable.

A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The descriptions of the material terms of the Indenture and the Cooper Tire Notes are qualified in their entirety by reference to such exhibit.

Goodyear $2.75 Billion Amended and Restated First Lien Revolving Credit Facility

On the Closing Date, the Company amended and restated its U.S. first lien revolving credit facility. Changes to the facility include extending the maturity to 2026 and increasing the commitments from $2.0 billion to $2.75 billion. The interest rate for loans under the facility decreased by 50 basis points to LIBOR plus 125 basis points, based on the Company’s current liquidity as described below. On the Closing Date, a revolving loan borrowing in an aggregate principal amount of $700,000,000 was made to the Company under the facility.

The Company’s amended and restated first lien revolving credit facility is available in the form of loans or letters of credit. Up to $800 million in letters of credit and $50 million of swingline loans are available for issuance under the facility. Subject to the consent of the lenders whose commitments are to be increased, the Company may request that the facility be increased by up to $250 million. The Company’s obligations under the facility are guaranteed by most of its wholly owned U.S. and Canadian subsidiaries. The Company’s obligations under the facility and its subsidiaries’ obligations under the related guarantees are secured by first priority security interests in collateral that includes, subject to certain exceptions:

•	U.S. and Canadian accounts receivable and inventory;

•	certain of Goodyear’s U.S. manufacturing facilities;

•	equity interests in Goodyear’s U.S. subsidiaries and up to 65% of the voting equity interests in most of its directly owned foreign subsidiaries; and

•	substantially all other tangible and intangible assets, including equipment, contract rights and intellectual property.

Availability under the facility is subject to a borrowing base, which is based on (i) eligible accounts receivable and inventory of the Company and certain of its U.S. and Canadian subsidiaries, after adjusting for customary factors that are subject to modification from time to time by the administrative agent or the majority lenders at their discretion (not to be exercised unreasonably), (ii) the value of the Company’s principal trademarks, or if greater, $400 million, (iii) the value of eligible machinery and equipment and (iv) certain cash in an amount not to exceed $275 million. Modifications are based on the results of periodic collateral and borrowing base evaluations and appraisals. To the extent that the Company’s eligible accounts receivable and inventory and other components of the borrowing base decline in value, its borrowing base will decrease and the availability under the facility may decrease below $2.75 billion. In addition, if the amount of outstanding borrowings and letters of credit under the facility exceeds the borrowing base, the Company is required to prepay borrowings and/or cash collateralize letters of credit sufficient to eliminate the excess.

The facility, which matures on June 8, 2026, contains covenants that are substantially similar to those in the prior facility. Those covenants, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to (i) incur additional debt or issue redeemable preferred stock, (ii) pay dividends, repurchase shares or make certain other restricted payments or investments, (iii) incur liens, (iv) sell assets, (v) incur restrictions on the ability of the Company’s subsidiaries to pay dividends or to make other payments to the Company, (vi) enter into affiliate transactions, (vii) engage in sale and leaseback transactions and (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets. These covenants are subject to significant exceptions and qualifications. In addition, in the event that the availability under the facility plus the aggregate amount of the Company’s Available Cash is less than $275 million, the Company will not be permitted to allow its ratio of EBITDA to Consolidated Interest Expense to be less than 2.0 to 1.0 for any period of four consecutive fiscal quarters. “Available Cash,” “EBITDA” and “Consolidated Interest Expense” have the meanings given them in the facility.

The facility has customary representations and warranties including, as a condition to borrowing, that all such representations and warranties are true and correct, in all material respects, on the date of the borrowing, including representations as to no material adverse change in the Company’s business or financial condition since December 31, 2020. The facility also has customary defaults, including a cross-default to material indebtedness of the Company and its subsidiaries. The lenders may declare any outstanding obligations under the facility immediately due and payable upon the occurrence, and during the continuance, of an event of default. In addition, any outstanding obligations under the facility will be immediately due and payable if the Company or certain of its subsidiaries become the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law.

If Available Cash plus the availability under the facility is greater than $750 million, amounts drawn under the facility will bear interest, at the Company’s option, at (i) 125 basis points over LIBOR or (ii) 25 basis points over an alternative base rate (the higher of (a) the prime rate, (b) the federal funds effective rate or the overnight bank funding rate plus 50 basis points or (c) LIBOR plus 100 basis points). If Available Cash plus the availability under the facility is equal to or less than $750 million, then amounts drawn under the facility will bear interest, at the Company’s option, at (i) 150 basis points over LIBOR or (ii) 50 basis points over an alternative base rate. Undrawn amounts under the facility will be subject to an annual commitment fee of 25 basis points.

JPMorgan Chase Bank, N.A. is the administrative agent and collateral agent for the amended and restated first lien revolving credit facility. Certain of the lenders, arrangers, bookrunners and agents under the credit facility described above have from time to time performed, and may in the future perform, banking, financial advisory and investment banking services for Goodyear and its affiliates. In addition, JPMorgan Chase Bank, N.A. is the administrative agent under the Company’s existing second lien term loan facility and is the collateral agent, and one of its affiliates is the administrative agent, under the Company’s existing European revolving credit facility.

Item 7.01.	Regulation FD Disclosure.

On the Closing Date, Goodyear issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information under this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On May 18, 2021, as previously announced, the Company issued $850,000,000 in aggregate principal amount of its 5.000% Senior Notes due 2029 (the “2029 Notes”) and $600,000,000 in aggregate principal amount of its 5.250% Senior Notes due 2031 (the “2031 Notes”). Upon issuance of the 2029 Notes and the 2031 Notes, the net proceeds of the offering (the “Escrowed Funds”) were deposited into a segregated escrow account. In connection with the completion of the Merger, the Escrowed Funds were released from escrow and were used to fund the cash consideration for the Merger and to pay fees and expenses in connection with the Merger and the other transactions related thereto.

The terms of the offering are more fully described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2021, which is incorporated herein by reference, and in the Tenth Supplemental Indenture filed as Exhibit 4.2 to such Current Report and the Eleventh Supplemental Indenture filed as Exhibit 4.3 to such Current Report, each of which is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements generally include statements regarding the transaction between Goodyear and Cooper Tire, including the expected benefits of the transaction (including anticipated annual run-rate operating and other cost synergies and anticipated accretion to return on capital employed, free cash flow, and earnings per share), projected financial information, future opportunities and any other statements regarding Goodyear’s and Cooper Tire’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “forecasts,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on schedule,” “on track,” “is slated,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential” and similar expressions. All such forward-looking statements are based on current expectations of Goodyear’s and Cooper Tire’s management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Key factors that could cause actual results to differ materially from those projected in the forward-looking statements include uncertainties as to the risk that the anticipated U.S. federal income tax treatment of the transaction is not obtained; litigation relating to the transaction that has been or could be instituted against Goodyear, Cooper Tire or their respective directors; the effects of disruption to Goodyear’s or Cooper Tire’s respective businesses; the effect of this communication on Goodyear’s stock price; the effects of industry, market, economic, political or regulatory conditions outside of Goodyear’s control; the ability of Goodyear to retain and hire key personnel; transaction costs; Goodyear’s ability to achieve the benefits from the transaction, including the anticipated annual run-rate operating and other cost synergies and accretion to return on capital employed, free cash flow, and earnings per share; Goodyear’s ability to promptly, efficiently and effectively integrate acquired operations into its own operations; unknown liabilities; and the diversion of management time on transaction-related issues. Additional information concerning these risks, uncertainties and assumptions can be found in Goodyear’s and Cooper Tire’s respective filings with the SEC, including the risk factors discussed in Goodyear’s and Cooper Tire’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q and future filings with the SEC. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Goodyear’s financial condition, results of operations, credit rating or liquidity. Goodyear does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

The audited consolidated balance sheets of Cooper Tire as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2020, the related notes and financial statement schedule, and the related report of Ernst & Young LLP, Cooper Tire’s independent registered public accounting firm, which Cooper Tire has previously filed with the SEC and are incorporated herein by reference as Exhibit 99.2.

The unaudited condensed consolidated balance sheet of Cooper Tire as of March 31, 2021, the related unaudited condensed consolidated statements of operations, comprehensive income (loss) and cash flows for the three months ended March 31, 2021 and March 31, 2020, and the related notes, which Cooper Tire has previously filed with the SEC and are incorporated herein by reference as Exhibit 99.3.

(b)    Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information reflecting the Merger, including the unaudited pro forma condensed combined balance sheet as of March 31, 2021, and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020, and the notes related thereto, which Goodyear has previously filed with the SEC and are incorporated herein by reference as Exhibit 99.4.

(d)    Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2021, by and among The Goodyear Tire & Rubber Company, Vulcan Merger Sub Inc. and Cooper Tire & Rubber Company (incorporated by reference to Exhibit 2.1 to The Goodyear Tire & Rubber Company’s Current Report on Form 8-K, filed February 25, 2021).

4.1	Indenture, dated as of March 17, 1997 between Cooper Tire & Rubber Company and The Chase Manhattan Bank, as Trustee (incorporated by reference as Exhibit 4.1 to Cooper Tire & Rubber Company’s Registration Statement on Form S-3, filed on October 15, 1999).

4.2	Tenth Supplemental Indenture, dated as of May 18, 2021, by and among The Goodyear Tire & Rubber Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.2 of The Goodyear Tire & Rubber Company’s Current Report on Form 8-K, filed on May 18, 2021).

4.3	Eleventh Supplemental Indenture, dated as of May 18, 2021, by and among The Goodyear Tire & Rubber Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.3 of The Goodyear Tire & Rubber Company’s Current Report on Form 8-K, filed on May 18, 2021).

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Cooper Tire & Rubber Company.

99.1	Press Release issued by The Goodyear Tire & Rubber Company, dated June 7, 2021.

99.2	The audited consolidated balance sheets of Cooper Tire & Rubber Company as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2020, the related notes and financial statement schedule, and the related report of Ernst & Young LLP, Cooper Tire & Rubber Company’s independent registered public accounting firm (incorporated by reference to Cooper Tire & Rubber Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 22, 2021).

99.3	The unaudited condensed consolidated balance sheets of Cooper Tire & Rubber Company as of March 31, 2021, the related unaudited condensed consolidated statements of operations, comprehensive income (loss) and cash flows for the three months ended March 31, 2021 and March 31, 2020, and the related notes (incorporated by reference to Cooper Tire & Rubber Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 3, 2021).

99.4	Unaudited Pro Forma Condensed Combined Financial Statements of The Goodyear Tire & Rubber Company, giving effect to the acquisition of Cooper Tire & Rubber Company (incorporated by reference to Exhibit 99.3 of The Goodyear Tire & Rubber Company’s Current Report on Form 8-K, filed on May 13, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2021	THE GOODYEAR TIRE & RUBBER COMPANY

	By:	/s/ Daniel T. Young
	Name:	Daniel T. Young
	Title:	Secretary